Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 146	Trade Date: 10/4/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 10/7/2004

The date of this Pricing Supplement is October 4, 2004

CUSIP or Common Code:	41013NDE5	41013NDF2	41013NDG0	41013NDH8	41013NDJ4

Price to Public:	100.000%	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$169,000.00	$66,000.00	$541,000.00	$413,000.00	$66,000.00

Proceeds to Issuer:	$168,070.50	$65,587.50	$536,672.00	$408,870.00	$65,175.00

Discounts and Commissions:	0.550%	0.625%	0.800%	1.000%	1.250%

Reallowance:	0.150%	0.150%	0.150%	0.150%	0.200%

Dealer:	99.590%	99.550%	99.375%	99.250%	99.000%

Maturity Date:	4/15/2007	10/15/2007	10/15/2008	10/15/2009	10/15/2011

Stated Annual Interest Rate:	2.700%	2.900%	3.200%	3.500%	3.850%

Interest Payment Frequency:	Monthly	Semi	Monthly	Semi	Semi

First Payment Date:	11/15/2004	4/15/2005	11/15/2004	4/15/2005	4/15/2005

Additional Amounts:	N/A	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes	Yes

Callable by Issuer:	No	No	No	No	No

If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	N/A	N/A	N/A

Original Issue Discount[1]:	N/A	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 146	Trade Date: 10/4/2004
(To Prospectus dated July 22, 2002 as supplemented by Prospectus Supplement dated January 10, 2003)	Issue Date: 10/7/2004

The date of this Pricing Supplement is October 4, 2004

CUSIP or Common Code:	41013NDK1	41013NDL9	41013NDN5	41013NDP0

Price to Public:	100.000%	100.000%	100.000%	100.000%

Principal Amount:	$295,000.00	$520,000.00	$230,000.00	$3,593,000.00

Proceeds to Issuer:	$290,870.00	$512,720.00	$225,975.00	$3,503,175.00

Discounts and Commissions:	1.400%	1.400%	1.750%	2.500%

Reallowance:	0.200%	0.200%	0.275%	0.350%

Dealer:	98.925%	98.925%	98.650%	97.900%

Maturity Date:	10/15/2012	10/15/2012	10/15/2016	10/15/2029

Stated Annual Interest Rate:	4.050%	Step: 3.150% through 4/14/2007, and 5.750% thereafter (unless called)	4.850%	5.300%

Interest Payment Frequency:	Semi	Monthly	Semi	Semi

First Payment Date:	4/15/2005	11/15/2004	4/15/2005	4/15/2005

Additional Amounts:	N/A	N/A	N/A	N/A

Survivor’s Option:	Yes	Yes	Yes	Yes

Callable by Issuer:	No	Yes	Yes	Yes

If Callable by Issuer, dates and terms of redemption (including the redemption price)		4/15/2007	4/15/2007	10/15/2009
	N/A	Callable one time only at 100% on call date above with 30 days notice.	Callable one time only at 100% on call date above with 30 days notice.	Callable one time only at 100% on call date above with 30 days notice.

Original Issue Discount[2]:	N/A	N/A	N/A	N/A

Other Material Terms (if any):	N/A	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see “Tax Consequences to U.S. Holders — Original Issue Discount Notes” in the Prospectus.